UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2012

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 27, 2012, the Board of Directors (the “Board”) of Hansen Medical, Inc. (the “Registrant”) appointed William R. Rohn to serve as a member of the Board, effective immediately, to fill a vacancy created by an increase in the number of authorized directors to eight. Mr. Rohn was appointed as a Class III director, with an initial term expiring at the 2012 annual meeting of stockholders. Mr. Rohn was also appointed to serve as a member of and to chair the Board’s Compensation Committee. This appointment was based on the recommendation of the Board’s Nominating and Corporate Governance Committee. The Board has determined that Mr. Rohn is independent within the meaning of the independent director standards of the Securities and Exchange Commission and Nasdaq Stock Market, Inc.

In connection with his appointment to the Board, Mr. Rohn will be entitled to receive cash and equity compensation consistent with that of the Registrant’s other non-employee directors as described in the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: March 27, 2012	/s/ Peter J. Mariani
Peter J. Mariani Chief Financial Officer

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